Exhibit 10.6

A. H. BELO SAVINGS PLAN

Effective February     , 2008

A. H. BELO SAVINGS PLAN

A. H. Belo Corporation, a Delaware corporation, adopts the A. H. Belo Savings Plan, effective as of February     , 2008. The Plan is a profit sharing plan with a cash or deferred arrangement intended to qualify under Code section 401(a) and to meet the requirements of Code section 401(k), including the alternative methods of meeting the nondiscrimination requirements set forth in Code section 401(k)(13) and Code section 401(m)(12).

Effective as of February     , 2008, the account balances of each Participant under the Belo Savings Plan were transferred to the Plan in anticipation of the distribution on February     , 2008, by Belo Corp. to its shareholders of all of the issued and outstanding common stock of A. H. Belo Corporation.

Words and phrases with initial capital letters used throughout the Plan are defined in Article 1.

(i)

ARTICLE 1

DEFINITIONS

1.1 Account means the records, including subaccounts, maintained by the Committee in the manner provided in Article 5 to determine the interest of each Participant in the assets of the Plan and may refer to any or all of the Participant’s Deferral Contribution Account, Matching Contribution Account, Profit Sharing Account and Rollover Account.

1.2 A. H. Belo Stock Fund means the investment fund established under Section 4.1, the assets of which consist exclusively of shares of Series A common stock, par value $.01 per share, of the Company.

1.3 Alternate Payee means any spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order within the meaning of Code section 414(p) as having the right to receive all or a portion of the Participant’s Account.

1.4 Belo Corp. means Belo Corp., a Delaware corporation.

1.5 Belo Savings Plan means the 401(k) plan sponsored by Belo Corp. on the effective date of the Plan.

1.6 Belo Stock Fund means the investment fund established under Section 4.1, the assets of which consist exclusively of shares of Company Stock.

1.7 Beneficiary means the one or more persons or entities entitled to receive distribution of a Participant’s interest in the Plan in the event of his death as provided in Article 8.

1.8 Board of Directors or Board means the Board of Directors of the Company.

1.9 Code means the Internal Revenue Code of 1986, as amended from time to time.

1.10 Committee or Administrative Committee means the Committee appointed under Article 10.

1.11 Company means A. H. Belo Corporation, a Delaware corporation.

1.12 Company Stock means the Series A Common Stock, par value $.01 per share, of the Company.

1.13 Compensation means the base pay, overtime pay, shift differential pay, premium pay, bonuses and commissions paid to an Employee by the Participating Employers for services performed for the Participating Employers, excluding (i) any awards (other than annual incentive compensation awards), whether paid in cash, Company Stock or any other medium, under the Belo 2004 Executive Compensation Plan or any other long term incentive compensation plan; (ii) any payment made after the later of (A) 2 1/2 months after the Employee’s termination of employment or (B) the end of the Plan Year that includes the Employee’s date of termination of employment; (iii) any payment made in connection with or after the Employee’s termination of employment that would not have been made if the Employee had continued in employment, such as severance pay or any other amount that would not qualify as compensation under Section 1.415(c)-2(e)(3) of the Treasury Regulations; and (iv) any other form of remuneration. In addition, Compensation includes any contributions made by the Participating Employers on behalf of an Employee pursuant to a deferral election under any employee benefit plan containing a cash or deferred arrangement under Code section 401(k) and any amounts that would have been received as cash but for an election to receive benefits under a cafeteria plan meeting the requirements of Code section 125. The annual Compensation of an Employee taken into account for any purpose will not exceed $230,000 for any Plan Year beginning after December 31, 2007, as adjusted for cost-of-living increases in accordance with Code section 401(a)(17). The annual Compensation of an Employee who is covered by a collective bargaining agreement will also be subject to any applicable limit on the amount of such Compensation that may be taken into account for purposes of the Plan.

1.14 Controlled Group means the Company and all other corporations, trades and businesses, the employees of which, together with employees of the Company, are required by the first sentence of subsection (b), by subsection (c), by subsection (m) or by subsection (o) of Code section 414 to be treated as if they were employed by a single employer.

1.15 Controlled Group Member means each corporation or unincorporated trade or business that is or was a member of the Controlled Group, but only during such period as it is or was such a member.

1.16 Deferral Contribution means the amount of a Participant’s Compensation that he elects to have contributed to the Plan by the Participating Employers rather than paid to him directly in cash.

1.17 Deferral Contribution Account means the Account established for each Participant, the balance of which is attributable to (i) the Participant’s Deferral Contributions and earnings and losses of the Trust Fund with respect to such contributions and (ii) the balance of the Participant’s deferral contribution account under the Belo Savings Plan transferred to the Plan.

1.18 Distribution means the distribution by Belo Corp. to its shareholders all of the outstanding shares of Series A common stock and Series B common stock of the Company.

1.19 Distribution Date means the date on which Belo Corp. effects the Distribution.

1.20 Effective Date means February     , 2008.

1.21 Employee means any individual who is: (i) employed by any Controlled Group Member if their relationship is, for federal income tax purposes, that of employer and employee, or (ii) “a leased employee” of a Controlled Group Member within the meaning of Code section 414(n)(2) but only for purposes of the requirements of Code section 414(n)(3).

For purposes of this Section 1.21, a “leased employee” means any person who, pursuant to an agreement between a Controlled Group Member and any other person (“leasing organization”) has performed services for the Controlled Group Member on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction or control of the Controlled Group Member. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for a Controlled Group Member will be treated as provided by the Controlled Group Member. A leased employee will not be considered an Employee of a Controlled Group Member, however, if (a) leased employees do not constitute more than 20 percent of the Controlled Group Member’s nonhighly compensated work force (within the meaning of Code section 414(n)(5)(C)(ii)), and (b) such leased employee is covered by a money purchase plan maintained by the leasing organization that provides (i) a nonintegrated employer contribution rate of at least 10 percent of Compensation, (ii) immediate participation and (iii) full and immediate vesting.

1.22 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.23 Hour of Service means each hour credited in accordance with the following rules:

(a) Credit for Services Performed. An Employee will be credited with one Hour of Service for each hour for which he is paid, or entitled to payment, by one or more Controlled Group Members for the performance of duties.

(b) Credit for Periods in Which No Services Are Performed. An Employee will be credited with one Hour of Service for each hour for which he is paid, or entitled to payment, by one or more Controlled Group Members on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated); except that (i) no more than 501 Hours of Service will be credited under this Section 1.23 (b) to an Employee on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single Plan Year), (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed will not be credited to the Employee if the payment is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation or unemployment compensation or disability insurance laws, and (iii) Hours of Service will not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. For purposes of this Section 1.23(b), an Employee will be credited with Hours of Service on the basis of his regularly scheduled working hours per week (or per day if he is paid on a daily basis) or, in the case of an Employee without a regular work schedule, on the basis of 40 Hours of Service per week (or 8 Hours of Service per day if he is paid on a daily basis) for each week (or day) during the period of time during which no duties are performed; except that an Employee will not be credited with a greater number of Hours of Service for a period during which no duties are performed than the number of hours for which he is regularly scheduled for the performance of duties during the period or, in the case of an Employee without a regular work schedule, on the basis of 40 Hours of Service per week (or 8 Hours of Service per day if he is paid on a daily basis).

(c) Credit for Back Pay. An Employee will be credited with one Hour of Service for each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by one or more Controlled Group Members; except that an hour will not be credited under both Section 1.23(a) or Section 1.23(b), as the case may be, and this Section 1.23(c), and Hours of Service credited under this Section 1.23(c) with respect to periods described in Section 1.23(b) will be subject to the limitations and provisions under Section 1.23(b).

(d) Credit for Certain Absences. If an Employee is absent from work on or after the Effective Date for any period by reason of the pregnancy of the Employee, by reason of the birth of a child of the Employee, by reason of the placement of a child with the Employee, or for purposes of caring for a child for a period beginning immediately following the birth or placement of that child, the Employee will be credited with Hours of Service (solely for the purpose of determining whether he has a One Year Break in Service under the Plan) equal to (i) the number of Hours of Service which otherwise would normally have been credited to him but for his absence, or (ii) if the number of Hours of Service under clause (i) is not determinable, 8 Hours of Service per normal workday of the absence, provided, however, that the total number of Hours of Service credited to an Employee under this Section 1.23(d) by reason of any pregnancy, birth or placement will not exceed 501 Hours of Service. Such Hours of Service will be credited (i) only in the one-year computation period (determined under Section 1.38) in which the absence from work begins, if the Employee would be prevented from incurring a One Year Break in Service in such period solely because the period of absence is treated as Hours of Service pursuant to this Section 1.23(d), or (ii) in any other case, in the immediately following one-year computation period. Hours of Service will not be credited to an Employee under this Section 1.23(d) unless the Employee furnishes to the Committee such timely information as the Committee may reasonably require to establish that the Employee’s absence from work is for a reason specified in this Section 1.23(d) and the number of days for which there was such an absence.

(e) Manner of Counting Hours. No hour will be counted more than once or be counted as more than one Hour of Service even though the Employee may receive more than straight-time pay for it. With respect to Employees whose compensation is not determined on the basis of certain amounts for each hour worked during a given period and for whom hours are not required to be counted and recorded by any federal law (other than ERISA), Hours of Service will be credited on the basis of 10 Hours of Service daily, 45 Hours of Service weekly, 95 Hours of Service semi-monthly, or 190 Hours of Service monthly, if the Employee’s compensation is determined on a daily, weekly, semi-monthly or monthly basis, respectively, for each period in which the Employee would be credited with at least one Hour of Service under this section. Except as otherwise provided in Section 1.23(d), Hours of Service will be credited to eligibility and vesting computation periods in accordance with the provisions of 29 C.F.R. § 2530.200b-2, which provisions are incorporated in this Plan by reference.

1.24 Investment Committee means the A. H. Belo Benefits Investment Committee.

1.25 Matching Contribution Account means the Account established for each Participant, the balance of which is attributable to (i) Participating Employer matching contributions made pursuant to Article 3 and earnings and losses of the Trust Fund with respect to such contributions and (ii) the balance of the Participant’s matching contribution account under the Belo Savings Plan transferred to the Plan.

1.26 One Year Break in Service means a period of at least 12 consecutive months in which an Employee is absent from service. A One Year Break in Service will begin on the Employee’s termination date (as defined in Section 1.38) and will end on the day on which the Employee again performs an Hour of Service for a Controlled Group Member.

If an Employee who is absent from work with a Controlled Group Member because of (i) the Employee’s pregnancy, (ii) the birth of the Employee’s child, (iii) the placement of a child with the Employee in connection with the Employee’s adoption of the child, or (iv) caring for such child immediately following such birth or placement, will be absent for such reason beyond the first anniversary of the first date of his absence, his period of absence, solely for purposes of preventing a One Year Break in Service, will commence on the second anniversary of the first day of his absence from work. The period of absence from work between the first and second anniversaries of the first date of his absence from work will not be taken into account in determining whether the Employee has completed a Year of Service. The provisions of this paragraph will not apply to an Employee unless the Employee furnishes to the Committee such timely information that the Committee may reasonably require to establish (i) that the absence from work is for one of the reasons specified in this paragraph and (ii) the number of days for which there was such an absence.

1.27 Participant means an Employee or former Employee who has met the applicable eligibility requirements of Article 2 and who has not yet received a distribution of the entire amount of his vested interest in the Plan. In addition, the term “Participant” will include (i) any other Employee of a Participating Employer who makes a Rollover Contribution, provided, however, that such Employee will not be eligible for Participating Employer matching or profit sharing contributions until he has met the applicable eligibility requirements of Article 2; and (ii) a participant in the Belo Savings Plan on February     , 2008, whose account balances were transferred to the Plan on such date.

1.28 Participating Employer means each Controlled Group Member set forth on Appendix A and any other Controlled Group Member or organizational unit of the Company or a Controlled Group Member which is designated as a Participating Employer under the Plan by the Board of Directors.

1.29 Plan means the A. H. Belo Savings Plan set forth herein, as amended from time to time.

1.30 Plan Year means the period with respect to which the records of the Plan are maintained, which will be the 12-month period beginning on January 1 and ending on December 31.

1.31 Profit Sharing Account means the Account established for each Participant, the balance of which is attributable to (i) Participating Employer profit sharing contributions made pursuant to Article 3 and earnings and losses of the Trust Fund with respect to such contributions and (ii) the balance of the Participant’s profit sharing account under the Belo Savings Plan transferred to the Plan.

1.32 Qualified Plan means an employee benefit plan that is intended to qualify under Code section 401(a).

1.33 Rollover Account means the Account established for each Participant, the balance of which is attributable to (i) the Participant’s rollover contributions made pursuant to Article 3 and earnings and losses of the Trust Fund with respect to such contributions and (ii) the balance of the Participant’s rollover account under the Belo Savings Plan transferred to the Plan.

1.34 Trust Agreement means the agreement or agreements executed by the Company and the Trustee which establishes a trust fund to provide for the investment, reinvestment, administration and distribution of contributions made under the Plan and the earnings thereon, as amended from time to time.

1.35 Trust Fund means the assets of the Plan held by the Trustee pursuant to the Trust Agreement.

1.36 Trustee means the one or more individuals or organizations who have entered into the Trust Agreement as Trustee, and any duly appointed successor.

1.37 Valuation Date means the date with respect to which the Trustee determines the fair market value of the assets comprising the Trust Fund or any portion thereof. The assets of the Trust Fund will be valued as of the close of business on each day on which the New York Stock Exchange is open for trading.

1.38 Year of Service means each period of 365 days (determined by aggregating periods of service that are not consecutive) beginning on the date an Employee is first credited with an Hour of Service (or is again credited with an Hour of Service following his reemployment) and ending on the earlier of (i) the date on which the Employee quits, retires, is discharged or dies or (ii) the first anniversary of the date on which the Employee is absent from service with a Controlled Group Member for any other reason, such as vacation, holiday, sickness, disability, leave of absence or layoff (the earlier of such dates is hereafter referred to as the Employee’s “termination date”). An Employee’s period of service for purposes of determining a Year of Service will include each period in which the Employee is absent from service for less than 12 months (measured from the Employee’s termination date) and any periods during which he is in the service of the armed forces of the United States and his reemployment rights are guaranteed by law, provided he returns to employment with a Controlled Group Member within the time such rights are guaranteed.

In addition, an Employee’s Years of Service will include the service credited to the Employee under the Belo Savings Plan, provided the Employee was employed by Belo Corp. or a subsidiary of Belo Corp. immediately prior to the Distribution Date and either (i) was employed by a Controlled Group Member on the Distribution Date or (ii) transfers employment directly from Belo Corp. or a subsidiary of Belo Corp. to employment with a Controlled Group Member without any intervening employment by an employer unrelated to Belo Corp. or the Company.

ARTICLE 2

PARTICIPATION

2.1 Eligibility to Participate.

(a) Deferral Contributions. Each Employee will become a Participant and may authorize Deferral Contributions to the Plan as of the first payroll period beginning on or after the later of the Effective Date or the date on which the Employee first completes an Hour of Service, or as soon as administratively practicable thereafter, if he is then employed by a Participating Employer. An Employee who becomes a Participant will not be eligible for Participating Employer matching contributions or profit sharing contributions until he satisfies the eligibility requirements of Section 2.1(b).

(b) Matching and Profit Sharing Contributions. Each Employee will become a Participant with respect to Participating Employer matching contributions and profit sharing contributions as of the first payroll period beginning on or after the later of the Effective Date or the date he has completed a Year of Service, or as soon as administratively practicable thereafter, if he is then employed by a Participating Employer.

2.2 Exclusions from Participation.

(a) Ineligible Employees. An Employee who is otherwise eligible to participate in the Plan will not become or continue as an active Participant if (i) he is covered by a collective bargaining agreement that does not expressly provide for participation in the Plan, provided that the representative of the Employees with whom the collective bargaining agreement is executed has had an opportunity to bargain concerning retirement benefits for those Employees; (ii) he is represented by a bargaining representative but is not covered by a collective bargaining agreement, unless the Company and the bargaining representative agree in writing that the Employee will be eligible to participate in the Plan; (iii) he is a nonresident alien who receives no earned income (within the meaning of Code section 911(d)(2)) from a Participating Employer which constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)); (iv) he is a leased employee required to be treated as an Employee under Code section 414(n) or otherwise performs services under an arrangement with an employment agency, leasing organization or any other person or entity that provides personnel to one or more Controlled Group Members; (v) he is classified by a Participating Employer as an independent contractor whose compensation for services is reported on a form other than Form W-2 or any successor form for reporting wages paid to employees; (vi) he is employed by a Controlled Group Member or an organizational unit thereof that has not been designated as a Participating Employer by the Board; or (vii) he is then on an approved leave of absence without pay or in the service of the armed forces of the United States. An individual described in clause (iv) or (v) of this Section 2.2(a) who is subsequently determined to be a common law employee of a Participating Employer will not be eligible to participate in the Plan during any period prior to the date on which such determination is actually and finally made.

(b) Exclusion after Participation. A Participant who becomes ineligible under Section 2.2(a) may not elect to have Deferral Contributions made or continued to the Plan and will not be eligible to receive an allocation of Participating Employer matching or profit sharing contributions.

(c) Participation after Exclusion. An Employee or Participant who is excluded from active participation will be eligible to participate in the Plan on the first day he is no longer described in Section 2.2(a) and is credited with one or more Hours of Service by a Participating Employer, provided that he has otherwise met the requirements of Section 2.1. This Section 2.2(c) will apply to an Employee who returns from an approved leave of absence or from military leave and who would otherwise be treated as a new Employee under Section 2.3 only if he returns to employment with a Controlled Group Member immediately following the expiration of the leave of absence or, in the case of an Employee on military leave, during the period in which reemployment rights are guaranteed by law.

2.3 Reemployment Provisions. If an Employee terminates employment before satisfying the eligibility requirements set forth in Section 2.1(b) with respect to Participating Employer matching contributions and profit sharing contributions and is reemployed by a Controlled Group Member before an absence from employment of 12 months, he will become a Participant with respect to such matching and profit sharing contributions on the later of the date initially determined under Section 2.1(b) or the date he is credited with one or more Hours of Service by a Participating Employer after reemployment; but if he is reemployed by a Controlled Group Member after an absence of 12 months or more, he will be treated as a new Employee and will be eligible for Participating Employer matching contributions and profit sharing contributions upon satisfying the eligibility requirements set forth in Section 2.1(b) after his reemployment. If an Employee terminates employment after satisfying the eligibility requirements set forth in Section 2.1(b) with respect to Participating Employer matching contributions and profit sharing contributions, he will become a Participant with respect to such matching and profit sharing contributions on the date he is credited with one or more Hours of Service by a Participating Employer.

2.4 Veterans’ Reemployment Rights. The provisions of this Section 2.4 will apply to any Employee who is reemployed by a Controlled Group Member following a period of Qualified Military Service.

(a) Service Credit. An Employee who returns to employment with a Controlled Group Member following a period of Qualified Military Service (as hereinafter defined) will not be treated as having incurred any One Year Breaks in Service because of his period of Qualified Military Service. In addition, each period of Qualified Military Service will, upon reemployment with a Controlled Group Member, be deemed to be employment with such Controlled Group Member for purposes of the Plan.

(b) Compensation. An Employee described in Section 2.4(a) will be treated for Plan purposes as having received compensation from the Controlled Group Member during each period of Qualified Military Service equal to (i) the compensation the Employee would have received during such period of Qualified Military Service if he were not in Qualified Military Service, based on the rate of pay the Employee would have received from the Controlled Group Member but for his absence during the period of Qualified Military Service or (ii) if the compensation the Employee would have received during his period of Qualified

Military Service is not reasonably certain, the Employee’s average compensation from the employer during the 12-month period immediately preceding the Qualified Military Service, or if shorter, during the period of employment immediately preceding the Qualified Military Service.

(c) Qualified Military Service. For purposes of the Plan, the term “Qualified Military Service” means service in the uniformed services (within the meaning of the Uniformed Services Employment and Reemployment Rights Act (“USERRA”), provided the Employee is entitled under USERRA to reemployment rights with a Controlled Group Member and the Employee returns to employment with the Controlled Group Member within the period in which such reemployment rights are guaranteed.

(d) Make-Up Contributions. Pursuant to procedures adopted from time to time by the Committee, an Employee described in Section 2.4(a) may elect additional Deferral Contributions and will receive an allocation of additional Participating Employer matching contributions and, if applicable, profit sharing contributions, for the period of his Qualified Military Service. Such additional Deferral Contributions and Participating Employer matching contributions may be made during the period that begins on the date of the Employee’s reemployment and extends for the lesser of five years or the duration of the Employee’s Qualified Military Service multiplied by three. An Employee’s Deferral Contributions and allocation of Participating Employer matching contributions made pursuant to this Section 2.4 will be subject to the limitations of the Plan and the Code applicable to the years of the Employee’s period of Qualified Military Service, except that the average deferral percentage and average contribution percentage limitations described in Code section 401(k) and Code section 401(m), respectively, will not be recalculated for such years and, if applicable, will be determined for the Plan Years in which the make-up Deferral Contributions and Participating Employer matching contributions are made without regard to such make-up Deferral Contributions and Participating Employer matching contributions.

(e) Loan Repayments. An Employee may elect to suspend the repayment of a Plan loan during a period of Qualified Military Service as permitted under Code section 414(u)(4) or may elect to continue loan repayments during such period.

ARTICLE 3

CONTRIBUTIONS

3.1 Elective Deferral Contributions.

(a) Amount of Deferral Contributions. A Participant may elect, in accordance with procedures established by the Committee from time to time, (i) to have Deferral Contributions made to the Plan by the Participating Employers for any payroll period in an amount up to 100% of the Participant’s Compensation for the payroll period or (ii) to have no Deferral Contributions made to the Plan by the Participating Employers. Any such election will be effective as soon as administratively practicable. Notwithstanding the foregoing, the Committee may reduce the amount of Deferral Contributions elected by a Participant in order to permit a Participating Employer to withhold from the Participant’s Compensation (i) all taxes and other amounts the Participating Employer is required to withhold under applicable law and (ii) any other amounts the Participant has elected to be withheld from his Compensation for any purpose, including without limitation, amounts to be withheld as contributions to Company-sponsored welfare benefit plans.

(b) Modification and Suspension of Deferral Contributions. A Participant may increase or decrease the amount of his Deferral Contributions and may suspend his Deferral Contributions at any time during the Plan Year. A Participant who suspends his Deferral Contributions may again authorize Deferral Contributions to the Plan and such authorization will be effective as soon as administratively practicable. If a Participant receives a distribution on account of hardship pursuant to Section 7.3, such Participant’s Deferral Contributions will automatically be suspended for a six-month period following the date on which such Participant receives the hardship distribution.

(c) Catch-Up Deferral Contributions. A Participant who has attained age 50 before the close of a Plan Year will be eligible to make catch-up Deferral Contributions in accordance with, and subject to the limitations of, Code section 414(v). Such catch-up Deferral Contributions will not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code sections 402(g) and 415.

3.2 Automatic Deferral Contributions.

(a) Certain Terms Defined. For purposes of this Section 3.2, the following terms have the meanings set forth below.

(i) Automatic Adjustment Date means April 1 of each Plan Year beginning after December 31, 2008.

(ii) Automatic Enrollment Date means the enrollment date that is determined by the Committee and communicated to the Participant, which enrollment date will be approximately 60 days after the Participant’s date of hire by a Participating Employer.

(iii) Non-Electing Participant means a Participant who has not made an affirmative election pursuant to Section 3.1 either to have Deferral Contributions made to the Plan by the Participating Employers or to have no Deferral Contributions made to the Plan by the Participating Employers.

(b) Amount of Automatic Deferral Contributions.

(i) Each Non-Electing Participant will be deemed to have elected to have Deferral Contributions made to the Plan by the Participating Employers in an amount equal to 3% of Compensation effective as of the earliest practicable payroll period that begins after the Participant’s Automatic Enrollment Date. The Deferral Contributions of each Non-Electing Participant who has been an Employee for at least six months as of an Automatic Adjustment Date will be increased by 1% of Compensation effective as of the first payroll period beginning after such Automatic Adjustment Date until the Participant’s Deferral Contributions to the Plan are in an amount equal to 6% of Compensation. Thereafter, no further adjustments to the Participant’s rate of Deferral Contributions will be made in the absence of an affirmative election by the Participant.

(ii) If a Participant receives a distribution on account of hardship pursuant to Section 7.3, such Participant’s Deferral Contributions will automatically be suspended for a six-month period following the date on which such Participant receives the hardship distribution. Upon resumption of the Participant’s Deferral Contributions, the Deferral Contributions will be increased as provided in Section 3.2(b)(i) as of the next Automatic Adjustment Date.

(iii) A Participant will cease to be a Non-Electing Participant for purposes of the Deferral Contributions described in Section 3.2(b)(i) when he makes an affirmative election pursuant to Section 3.1.

(iv) A Participant who terminates employment before completing 60 days of employment and prior to making an affirmative election pursuant to Section 3.1 will be subject to the provisions of this Section 3.2 upon his rehire by a Participating Employer. Any other Participant who terminates employment and is rehired by a Participating Employer may participate in the Plan only by making a deferral election pursuant to Section 3.1.

(c) No Refund of Automatic Deferral Contributions. If a Participant makes an affirmative election pursuant to Section 3.1 at any time after his Automatic Enrollment Date or any Automatic Adjustment Date, the terms of the affirmative election will cancel the automatic Deferral Contributions for the Participant under this Section 3.2 as soon as administratively practicable. However, the Deferral Contributions made to the Plan and allocated to his Account prior to his affirmative election becoming effective will not be distributed to the Participant until he is entitled to a distribution under the provisions of Article 7.

(d) Notice to Participants. The Committee will provide to each Participant a written notice of the Participant’s rights and obligations under this Section 3.2 and containing such other information as may be necessary to comply with the notice requirements of Code section 401(k)(13).

3.3 Limitations on Deferral Contributions. The sum of a Participant’s Deferral Contributions and his elective deferrals (within the meaning of Code section 402(g)(3)) under any other plans, contracts or arrangements of any Controlled Group Member will not exceed the dollar limitation contained in Code section 402(g) (as such amount is adjusted for cost-of-living increases in the manner described in Code section 415(d)) for any taxable year of the Participant. A Participant’s Deferral Contributions will also be subject to the deferral percentage limitation set forth in Section 11.4. In the event a Participant’s Deferral Contributions and other elective deferrals (whether or not under a plan, contract or arrangement of a Controlled Group Member) for any taxable year exceed the foregoing dollar limitation, the excess allocated by the Participant to Deferral Contributions (adjusted for Trust Fund earnings and losses in the manner described in Section 11.4) may, in the discretion of the Committee, be distributed to the Participant no later than April 15 following the close of such taxable year. The amount of Deferral Contributions distributed to a Participant for a Plan Year pursuant to this Section will be reduced by any excess Deferral Contributions previously distributed to him pursuant to Section 11.4 for the same Plan Year.

3.4 Participating Employer Matching Contributions. The provisions of this Section 3.4 will apply to only those Participants who have satisfied the eligibility requirements of Section 2.1(b). The Participating Employers will pay to the Trustee as a matching contribution for each payroll period an amount equal to (i) 100% of each Participant’s Deferral Contributions for the payroll period to the extent that such Deferral Contributions do not exceed 1% of the Participant’s Compensation for the payroll period and (ii) 70% of each Participant’s Deferral Contributions for the payroll period to the extent that such Deferral Contributions exceed 1% of the Participant’s Compensation but do not exceed 6% of the Participant’s Compensation for the payroll period. For purposes of this Section 3.43.4, Deferral Contributions include catch-up Deferral Contributions described in Section 3.1(c).

3.5 Profit Sharing Contributions. The Participating Employers will pay to the Trustee as a profit sharing contribution for each payroll period an amount equal to 2% of the Compensation for the payroll period of each Participant who is eligible to receive a matching contribution under Section 3.4 and who is employed by a Participating Employer on the last day of the payroll period. Each Participating Employer may, in the discretion of its board of directors, make an additional, discretionary profit sharing contribution to the Plan for any payroll period or for any Plan Year in such amount as is determined by the Participating Employer and is approved by the Compensation Committee of the Board of Directors of the Company.

3.6 Collectively Bargained Employees. Notwithstanding the provisions of Section 3.4 and Section 3.5, the Participating Employers will not make a matching contribution or a profit sharing contribution for any Employee who is covered by collective bargaining agreement unless and until the terms of such collective bargaining agreement, as amended or renewed from time to time, permit employer matching and profit sharing contributions to be made. In no event will the matching contribution or profit sharing contribution made for such an Employee exceed the amount of matching contributions or profit sharing contributions permitted under such collective bargaining agreement.

3.7 Time of Payment. Deferral Contributions will be paid to the Trustee as soon as practicable following the close of each payroll period. Participating Employer matching contributions will be paid to the Trustee as soon as practicable following the close of each calendar month during the Plan Year, and discretionary profit sharing contributions may be paid to the Trustee on any date or dates selected by the Participating Employers, but in no event later than the time prescribed by law (including extensions) for filing the Participating Employer’s federal income tax return for its tax year ending with or within the Plan Year.

3.8 Rollover and Transfer Contributions. Unless otherwise directed to do so by the Committee, the Trustee is authorized to accept (i) any part of the cash or other assets distributed to a Participant from a Qualified Plan, a qualified annuity plan described in Code section 403(a), an annuity contract described in Code section 403(b), an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, or from an individual retirement account or annuity described in Code sections 408(a) or (b) that is eligible to be rolled over and would otherwise be includible in gross income and (ii) a direct transfer of assets to the Plan on behalf of a Participant from the trustee or other funding agent of a Qualified Plan. Any amounts contributed to the Plan pursuant to this Section 3.8 will be allocated to the Participant’s Rollover Account; provided, however, that in the case of a direct transfer of assets from the trustee of another Qualified Plan sponsored by a Controlled Group Member, the Committee will maintain such records as may be necessary to determine the portions of the transferred amount which represent employer profit sharing, matching and salary deferral contributions made by the former employer and earnings and losses attributable thereto and will allocate such amounts to the Participant’s Profit Sharing Account, Matching Contribution Account and Deferral Contribution Account, respectively.

ARTICLE 4

INVESTMENT OF CONTRIBUTIONS.

4.1 Investment Funds.

(a) Establishment of Investment Funds. The investment funds established under the Plan for the investment of Plan assets will be (i) the A. H. Belo Stock Fund, (ii) the Belo Stock Fund and (iii) such investment funds as may be established by the Trustee under the Trust Agreement at the direction of the Investment Committee.

(b) A. H. Belo Stock Fund. Effective as of the Distribution Date, no further purchases of Company Stock may be made in the A. H. Belo Stock Fund, and no Plan fiduciary, including without limitation the Investment Committee and the Administrative Committee, is authorized to permit any such purchases. The Company intends that the A. H. Belo Stock Fund will be a permanent fund, frozen to new investment as of the Distribution Date, notwithstanding any other applicable fiduciary standard relating to (i) the diversification of Trust Fund assets, (ii) the speculative character of Trust Fund investments, (iii) the lack or inadequacy of income provided by Trust Fund assets, or (iv) the fluctuation in the fair market value of Trust Fund assets, unless the Investment Committee determines, using an abuse of discretion standard, that there is a serious question concerning the short-term viability of the Company as a going concern. Subject to the foregoing statement of the Company’s intent, the Investment Committee will evaluate the prudence of maintaining the A. H. Belo Stock Fund not on the basis of the risk associated with the A. H. Belo Stock Fund standing alone but in light of the availability of other investment options under the Plan and the ability of Participants to construct a diversified portfolio of investments consistent with their individual desired level of risk and return.

(c) Belo Stock Fund. Effective as of the Distribution Date, no further purchases of common stock of Belo Corp. may be made in the Belo Stock Fund, and no Plan fiduciary, including without limitation the Investment Committee and the Administrative Committee, is authorized to permit any such purchases. The Company intends that, in light of the historical relationship between the Company and Belo Corp., the Belo Stock Fund will be a permanent fund, frozen to new investment as of the Distribution Date, notwithstanding any other applicable fiduciary standard relating to (i) the diversification of Trust Fund assets, (ii) the speculative character of Trust Fund investments, (iii) the lack or inadequacy of income provided by Trust Fund assets, or (iv) the fluctuation in the fair market value of Trust Fund assets, unless the Investment Committee determines, using an abuse of discretion standard, that there is a serious question concerning the short-term viability of Belo Corp. as a going concern. Subject to the foregoing statement of the Company’s intent, the Investment Committee will evaluate the prudence of maintaining the Belo Stock Fund not on the basis of the risk associated with the Belo Stock Fund standing alone but in light of the availability of other investment options under the Plan and the ability of Participants to construct a diversified portfolio of investments consistent with their individual desired level of risk and return.

4.2 Participant Investment Directions. The Plan is designed to satisfy the requirements of ERISA section 404(c) and the regulations under that section. All amounts allocated to each Participant’s Account will be invested by the Trustee at the direction of the

Participant or, where applicable, the Participant’s Beneficiary, in one or more of the investment funds described in Section 4.1. The Committee from time to time will establish rules and procedures regarding Participant and Beneficiary investment directions, including without limitation rules and procedures with respect to the manner in which such directions may be furnished, the frequency with which such directions may be changed during the Plan Year, the minimum portion of a Participant’s or Beneficiary’s Account that may be invested in any one investment fund, the frequency with which transactions in any investment fund may be executed (daily, weekly or at some other interval), and the manner in which Participants and Beneficiaries may provide for periodic automatic rebalancing of their Accounts among available investment funds.

4.3 Default Investment Fund. Until the Investment Committee designates a different default investment fund, the Account of a Participant who fails to provide explicit investment directions will be invested in the Fidelity Freedom Fund® that has a target retirement date closest to the year of the Participant’s retirement, based on the Participant’s current age and the assumption that the Participant will retire at age 65; provided, however, that the Fidelity Freedom Fund® for any Participant’s whose age is not known by the Committee will be the Fidelity Freedom Income Fund®. The Administrative Committee will advise Participants and Beneficiaries that their failure to provide explicit investment directions will operate as an implicit direction to the Trustee to invest their Accounts in such default investment option.

4.4 Investment of Dividends on Company Stock and Belo Corp. Stock. Dividends paid on Company Stock and on common stock of Belo Corp. allocated to a Participant’s Account will be invested proportionately in the investment funds selected by the Participant or Beneficiary in his most recent investment direction to the Trustee or, in the absence of an explicit investment direction, in the default investment fund.

4.5 Suspension of Investment Directions. The Committee may temporarily suspend Participant investment directions in connection with any event or transaction in which the Committee determines such suspension is necessary or appropriate, including without limitation a merger of the Plan with another plan, a transfer of assets from the Plan to another plan or from another plan to the Plan, a change in administrative services provided to the Plan or a change in the investment options to be offered to Participants. Such temporary suspension will apply to those Participants designated by the Committee for such periods of time as the Committee determines in its discretion. The Committee will give Participants affected by any suspension in investment directions such advance notice of the suspension as the Committee determines to be reasonable under the circumstances.

ARTICLE 5

ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS

5.1 Establishment of Accounts. The Committee will establish a Deferral Contribution Account for each Participant, and to the extent applicable, a Matching Contribution Account, a Profit Sharing Account and a Rollover Account. The Committee may also establish one or more subaccounts of a Participant’s Account, if the Committee determines that subaccounts are necessary or desirable in administering the Plan.

5.2 Allocation of Contributions.

(a) Deferral Contributions. Each Deferral Contribution made by a Participating Employer on behalf of a Participant will be allocated by the Committee to the Participant’s Deferral Contribution Account.

(b) Matching Contributions. Each Participating Employer matching contribution made with respect to a payroll period on behalf of Participants who are eligible to receive a matching contribution under Section 3.4 will be allocated by the Committee to each such Participant’s Matching Contribution Account.

(c) Profit Sharing Contributions. Each profit sharing contribution made by a Participating Employer for a payroll period will be allocated only to the Profit Sharing Accounts of Participants who are employed by the Participating Employer on the last day of the payroll period and are eligible to receive profit sharing contributions pursuant to Section 3.5. For purposes of this allocation, an Employee will be a Participant in the Plan on the last day of a payroll period if the Employee is eligible to make Deferral Contributions as of the last day of the payroll period, without regard to whether the Participant has elected to make Deferral Contributions. The amount of a Participating Employer’s profit sharing contribution to be allocated to the Profit Sharing Account of each such eligible Participant for a payroll period will bear the same ratio to the Participating Employer’s total profit sharing contribution for the payroll period as the Participant’s Compensation for the payroll period bears to the total Compensation of all such Participants eligible to receive an allocation of the Participating Employer’s profit sharing contribution for the payroll period.

5.3 Limitation on Allocations. Article 11 sets forth certain rules under Code section 415 that limit the amount of contributions and forfeitures that may be allocated to a Participant’s Account for a Plan Year.

5.4 Allocation of Trust Fund Income and Loss.

(a) Accounting Records. The Committee, through its accounting records, will clearly segregate each Account and subaccount and will maintain a separate and distinct record of all income and losses of the Trust Fund attributable to each Account or subaccount. Income or loss of the Trust Fund will include any unrealized increase or decrease in the fair market value of the assets of the Trust Fund.

(b) Method of Allocation. The share of net income or net loss of the Trust Fund to be credited to, or deducted from, each Account will be the allocable portion of the net income or net loss of the investment fund in which such Account, or any subaccount of such Account, is invested as of each Valuation Date, as determined by the Committee in a uniform and nondiscriminatory manner.

5.5 Valuation of Trust Fund. The fair market value of the total net assets comprising the Trust Fund will be determined by the Trustee as of each Valuation Date.

5.6 No Guarantee. The Participating Employers, the Committee and the Trustee do not guarantee the Participants or their Beneficiaries against loss or depreciation or fluctuation of the value of the assets of the Trust Fund.

5.7 Benefit Statements. The Committee will furnish each Participant and each Beneficiary of a deceased Participant with a quarterly benefit statement. No statement will be provided to a Participant or Beneficiary after the Participant’s entire vested and nonforfeitable interest in his Account has been distributed.

ARTICLE 6

VESTING

6.1 Determination of Vested Interest.

(a) Deferral Contributions. Except as provided in Section 6.3, the interest of each Participant in his Deferral Contribution Account and his Rollover Account will be 100% vested and nonforfeitable at all times.

(b) Matching and Profit Sharing Contributions. The Matching Contribution Account and Profit Sharing Account of each Participant not described in Section 6.1(a) will become vested and nonforfeitable in accordance with the following schedule, subject to Section 6.3:

Years of Service	Percent Vested and Nonforfeitable
Less than 2	0
2 or more	100

(c) Accelerated Vesting. Except as provided in Section 6.3, a Participant’s interest in his Matching Contribution Account and his Profit Sharing Account will become 100% vested and nonforfeitable without regard to his Years of Service upon the earliest to occur of (i) his attainment of age 55 if he is then an Employee, (ii) his death while he is an Employee, or (iii) his becoming totally and permanently disabled (as hereinafter defined) while he is an Employee. A person will be totally and permanently disabled for purposes of this paragraph only if he is eligible to receive disability benefits under the Social Security Act.

6.2 Forfeiture of Nonvested Amounts. Upon termination of employment, a Participant who has no vested interest in his Matching Contribution Account and his Profit Sharing Account will be deemed to receive a distribution of his vested interest in such Accounts, and the Participant’s entire nonvested interest will be forfeited immediately. If the Participant again becomes an Employee before incurring five or more consecutive One Year Breaks in Service, the forfeited amounts will be reinstated to his Account, unadjusted for earnings or losses since the date of forfeiture. If the Participant becomes an Employee after incurring five or more consecutive One Year Breaks in Service, the forfeited amounts will not be reinstated unless the Participant had a balance credited to his Deferral Contribution Account at the time of his termination of employment.

6.3 Unclaimed Distribution. If the Committee cannot locate a person entitled to receive a benefit under the Plan within a reasonable period (as determined by the Committee in its discretion), the amount of the benefit will be treated as a forfeiture during the Plan Year in which the period ends. If, before final distributions are made from the Trust Fund following termination of the Plan, a person who was entitled to a benefit which has been forfeited under this Section 6.4 makes a claim to the Committee or the Trustee for his benefit, he will be entitled to receive, as soon as administratively feasible, a benefit in an amount equal to the value of the forfeited benefit on the date of forfeiture. This benefit will be reinstated from forfeitures arising during such Plan Year or, if forfeitures are insufficient, from Participating Employer contributions made to the Plan for this purpose.

6.4 Application of Forfeited Amounts. The amount of a Participant’s Account which is forfeited pursuant to this Article will be applied to one of the following Plan purposes as determined by the Committee in its discretion: to pay the expenses of administering the Plan, to reinstate any forfeitures that must be reinstated in accordance with this Article, to reduce Participating Employer profit sharing contributions pursuant to Section 3.5 or to reduce Participating Employer matching contributions pursuant to Section 3.4.

6.5 Reemployment Provisions. If a Participant terminates employment and again becomes an Employee, his Years of Service completed before his reemployment will be included in determining his vested and nonforfeitable interest after he again becomes an Employee.

ARTICLE 7

DISTRIBUTIONS TO PARTICIPANTS

7.1 Basic Rules Governing Distributions.

(a) Timing of Distributions. Except as set forth in Sections 7.1(c), 7.2 and 7.3, distribution of a Participant’s vested Account balance will be made as soon as practicable after the Valuation Date coinciding with or immediately following the Participant’s termination of employment, or if earlier, the date on which the Participant becomes eligible to receive benefits under the Social Security Act on account of total and permanent disability. If a loan is outstanding from the Trust Fund to the Participant on the date his vested Account balances become distributable, the amount distributed to the Participant will be reduced by any security interest in his Account held by the Plan by reason of the loan.

(b) Form of Distributions. Distributions made before age 70 1/2 will be in the form of a single lump sum payment. Distributions that are delayed until a Participant reaches age 70 1/2 will be in the form of a single lump sum payment or as otherwise provided under the minimum required distribution provisions of Article 12. The cash value of the whole and fractional shares of Company Stock allocated to a Participant’s Account will be distributed to the Participant in cash unless the Participant elects to receive distribution of the whole shares allocated to his Account in the form of shares. In addition, at the election of a Participant who makes a rollover distribution of all or any part of his Account to a Fidelity Investments® individual retirement account, distribution may also be made in fund shares of marketable securities (as defined in Code section 731(c)(2)). For this purpose, the term “fund share” means a share, unit or other evidence of ownership in an investment fund established under the Trust Agreement.

(c) Participant’s Consent to Certain Payments. If the amount of a Participant’s vested Account balance exceeds $1,000, the Committee will not distribute the Participant’s vested Account balance to him prior to the date distributions are required to begin under Article 12 following his attainment of age 70 1/2, unless he elects to receive a distribution at any earlier date following termination of employment. For purposes of the preceding sentence, the value of a Participant’s vested Account balances will include that portion that is attributable to his Rollover Account. A distribution may be made less than 30 days after the Participant has been furnished an explanation of his distribution options provided that (i) the Committee clearly informs the Participant that he has the right to consider whether to accept a distribution and whether to consent to a particular form of distribution for at least 30 days after he has been provided the relevant information, (ii) the Participant affirmatively elects to waive the 30-day notice period and receive a distribution, and (iii) with respect to a distribution to which Code section 417 applies, the Participant is permitted to revoke the election and make a new election at any time prior to the later of the date of distribution or the expiration of the seven-day period after the explanation of distribution options is provided to the Participant.

7.2 Withdrawals.

(a) After Age 59 1/2. A Participant who has not terminated employment may request a distribution from his Account if he has reached age 59 1/2. A Participant who is a director, officer or principal stockholder of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 may exercise the foregoing withdrawal right only in accordance with rules and procedures established from time to time by the Committee. All other Participants may exercise their withdrawal rights at any time or times during the Plan Year.

(b) Former Journal Broadcasting Employees. A Participant who, on December 31, 1997, was a participant in the Journal Broadcasting 401(k) Plan may withdraw, in accordance with rules and procedures established from time to time by the Committee, all or any portion of his Rollover Account attributable to his after-tax contributions and rollover contributions that were transferred to the Plan from the Journal Broadcasting 401(k) Plan effective January 1, 1998.

7.3 Hardship Distributions.

(a) General Rule.

(i) A Participant who has not terminated employment may request a distribution from his Deferral Contribution Account or his Rollover Account in the event of his hardship; provided, however that a Participant who was a participant in the Denton Publishing Company Retirement Plan on December 31, 1999, may request such a distribution only with respect to his Deferral Contributions made after December 31, 1999, or his Rollover Account. A distribution will be on account of hardship only if the distribution is necessary to satisfy an immediate and heavy financial need of the Participant, as defined below, and satisfies all other requirements of this Section 7.3. Pursuant to Section 3.1(b) or Section 3.2(b), whichever applies, a Participant’s Deferral Contributions will automatically be suspended for a six-month period after the date on which such Participant receives a distribution on account of hardship.

(ii) Alternate Payees are not eligible for a hardship distribution from the Plan.

(b) Deemed Financial Need. For purposes of this Section 7.3, a distribution is made on account of an immediate and heavy financial need of the Participant only if the distribution is for (i) the payment of expenses for (or necessary to obtain) medical care that would be deductible under Code section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income); (ii) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments); (iii) the payment of tuition, related educational fees and room and board expenses for the next 12 months of post-secondary education for the Participant, his spouse, children or dependents (as defined in Code section 152 and, for taxable years beginning on or after January 1, 2005, without regard to Code sections 152(b)(1), 152(b)(2) or 152(d)(1)(B)); (iv) payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence; (v) the payment of burial or funeral expenses of the Participant’s deceased parent, spouse, children or dependents (as defined in Code section 152 and, for taxable years beginning on or after January 1, 2005, without regard to Code section 152(d)(1)(B)); or (vi) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(c) Reasonable Reliance Test. A distribution will be considered necessary to satisfy an immediate and heavy financial need of the Participant only if all three of the following requirements are satisfied: (i) the distribution is not in excess of the amount required to relieve the immediate and heavy financial need of the Participant (taking into account the taxable nature of the distribution); (ii) the Participant represents in writing, on forms provided by the Committee, that the need cannot be relieved in whole or in part through reimbursement or compensation by insurance or otherwise, by reasonable liquidation of the Participant’s assets, to the extent such liquidation would not itself cause an immediate and heavy financial need, by cessation of Deferral Contributions under the Plan, or by distributions other than hardship distributions or nontaxable (at the time of the loan) loans from the Plan and any other plans maintained by any Controlled Group Member or any other entity by which the Participant is employed, or relieved in whole by borrowing from commercial sources on reasonable commercial terms; and (iii) the Committee determines that it can reasonably rely on the Participant’s written representation.

7.4 Distribution Procedures. Distributions pursuant to Sections 7.2 and 7.3 will be made as soon as practicable following the Committee’s approval of the Participant’s written request for withdrawal and will be made in the form described in Section 7.1(b). Distributions pursuant to Sections 7.2(a) and 7.3 will be made pro rata from each contribution source in the Participant’s Account, provided, however, that in the case of a hardship distribution under Section 7.3, the cumulative amount distributed to a Participant from his Deferral Contribution Account will not exceed the amount of his Deferral Contributions that have not been previously withdrawn (but not the income allocable to his Deferral Contributions). No distribution under Section 7.2 or Section 7.3 will be made in an amount that is greater than the excess of the Participant’s vested interest in the Account from which the distributions are made over the aggregate amount of outstanding loans, plus accrued interest, secured by such Account. For purposes of determining the amount available for distribution, a Participant’s Account will be valued as of the Valuation Date immediately preceding the date on which the Participant requests a distribution.

7.5 Loans to Participants.

(a) General Provisions.

(i) A Participant may, subject to the provisions of this Section 7.5 and the loan procedures adopted by the Committee from time to time, borrow from the balance of his Deferral Contribution and Rollover Accounts, provided, however, that no loan may be made from a Participant’s Profit Sharing and Matching Contribution Accounts. All such loans will be subject to the requirements of this Section 7.5 and such other rules as the Committee may from time to time prescribe, including without limitation any rules restricting the purposes for which loans will be approved. The

Committee will have complete discretion as to approval of a loan hereunder and as to the terms thereof, provided that its decisions will be made on a uniform and nondiscriminatory basis and in accordance with this Section 7.5. If the Committee approves a loan, the Committee will direct the Trustee to make the loan and will advise the Participant and the Trustee of the terms and conditions of the loan. Nothing in this Section 7.5 will require the Committee to make loans available to Participants.

(ii) Alternate Payees may not borrow any amount from the Plan.

(b) Terms and Conditions. Loans to Participants will be made according to the following terms and conditions and such additional terms and conditions as the Committee may from time to time establish: (i) no loan will be for a term of longer than five years; (ii) all loans will be in default on the first date that a required loan repayment is not made and the entire unpaid balance of the loan will be treated as a deemed distribution to the Participant unless all past due payments are made before the expiration of any grace period established under the loan procedures; (iii) all loans will bear a reasonable rate of interest established under the loan procedures; (iv) all loans will be made only upon receipt of adequate security (the security for a loan will be the Participant’s interest in the separate investment fund established under Section 7.5(f) for that loan) in an amount that does not exceed 50% of the Participant’s vested interest under the Plan); (v) except as otherwise provided by the loan procedures, payments of principal and interest will be made through payroll deductions sufficient to provide for substantially level amortization of principal and interest with payments not less frequently than quarterly, which will be irrevocably authorized by the Participant in writing on a form provided by the Committee at the time the loan is made; (vi) the amount of any indebtedness (including accrued and unpaid interest) under any loan will be deducted from a Participant’s interest in the Trust Fund if and only if such indebtedness or any installment thereof is not paid when due (including amounts due by acceleration) unless the Committee determines that there is adequate security for such loan other than the Participant’s interest in the Trust Fund; (vii) no more than two outstanding loans will be permitted with respect to a Participant at any time; (viii) no home loans will be permitted; and (ix) all loans will be evidenced by a note containing such additional terms and conditions as the Committee will determine. Notwithstanding anything in the foregoing to the contrary, no amount of any indebtedness will be deducted pursuant to clause (vi) of this Section 7.5(b) from a Participant’s Account prior to the time that such Account are otherwise distributable.

(c) Maximum Amount of Loans. The amount of any loan made pursuant to this Section 7.5, when added to the outstanding balance of all other loans to the Participant from all qualified employer plans (as defined in Code section 72(p)(4)) of the Controlled Group, will not exceed the lesser of (i) one-half of the aggregate nonforfeitable interest in his account balance(s) under all such plans, or (ii) $50,000 reduced by the excess, if any, of (A) the highest outstanding balance of all other loans from qualified employer plans of the Controlled Group to the Participant during the 1-year period ending on the date on which such loan was made, over (B) the outstanding balance of all loans from qualified employer plans of the Controlled Group to the Participant on the date on which such loan was made.

(d) Minimum Loan. The minimum loan permitted under this Section 7.5 is $1,000. If such minimum amount exceeds the limitations of Section 7.5(c), no loan will be made.

(e) Source of Loans. All loans will be made from available sources in such order as the Committee may determine from time to time.

(f) Investment of Loan Payments. All loans will be treated as a separate investment fund of the borrowing Participant. All payments with respect to a loan will be credited to the borrowing Participant’s Account and will be invested in the investment funds under the Trust Agreement in accordance with the Participant’s latest investment directions pursuant to Section 4.2.

(g) Grandfathered Loans. Loans that are transferred to the Plan from another Qualified Plan will be administered in accordance with their terms, notwithstanding the fact that the terms of such loans do not satisfy the foregoing provisions of this Section 7.5.

7.6 Reemployment of Participant. If a Participant who terminated employment again becomes an Employee before receiving a distribution of his Account balance, no distribution from the Trust Fund will be made while he is an Employee, and amounts distributable to him on account of his prior termination will be held in the Trust Fund until he is again entitled to a distribution under the Plan.

7.7 Valuation of Accounts. A Participant’s distributable Account balances will be valued as of the Valuation Date immediately preceding the date the Account is to be distributed, except that there will be added to the value of his Account the fair market value of any amounts allocated to his Account under Article 5 after that Valuation Date.

7.8 Direct Rollovers.

(a) Rollover Election. Notwithstanding any other provision of the Plan, a Distributee (as hereinafter defined) may elect, at any time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution (as hereinafter defined) paid directly to an Eligible Retirement Plan (as hereinafter defined) specified by the Distributee, except to the extent that the total Eligible Rollover Distributions with respect to the Distributee in any Plan Year are reasonably expected to total less than $200.

(b) Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life or life expectancy of the Distributee or the joint lives or life expectancies of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more, (ii) any distribution to the extent such distribution is required by Code section 401(a)(9), (iii) any distribution that qualifies as a hardship distribution under Section 7.3, and (iv) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). Notwithstanding the foregoing, a portion of a distribution will not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code sections 408(a) or (b), or to a qualified defined contribution plan described in Code sections 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(c) Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a) that is a defined contribution plan within the meaning of Code section 414(i), that accepts the Distributee’s Eligible Rollover Distribution. An Eligible Retirement Plan includes an annuity contract described in Code section 403(b) and an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan. The definition of Eligible Retirement Plan also applies in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the Alternate Payee.

(d) Distributee. A Distributee includes a Participant, the Participant’s Spouse, or a Participant’s former spouse who is an Alternate Payee. A Distributee also includes a Participant’s nonspouse Beneficiary who is a designated beneficiary within the meaning of Code section 401(a)(9)(E), but only with respect to an Eligible Rollover Distribution paid to an Eligible Retirement Plan that is either an individual retirement account described in Code section 408(a) or an individual retirement annuity described in Code section 408(b), and such individual retirement account or individual retirement annuity is treated as an inherited individual retirement account or individual retirement annuity pursuant to Code section 402(c)(11).

7.9 Restrictions on Distributions. Article 12 sets forth certain rules under various provisions of the Code relating to restrictions on distributions to Participants.

ARTICLE 8

DISTRIBUTIONS TO BENEFICIARIES

8.1 Designation of Beneficiary. Each Participant will have the right to designate a Beneficiary or Beneficiaries to receive his vested Account balance upon his death. The designation will be made in accordance with procedures prescribed by the Committee from time to time and will be effective upon receipt by the Committee. A Participant will have the right to change or revoke any designation by filing a new designation or notice of revocation with the Committee, but the revised designation or revocation will be effective only upon receipt by the Committee.

8.2 Consent of Spouse Required. A Participant who is married may not designate a Beneficiary other than, or in addition to, his spouse unless his spouse consents to the designation by means of a written instrument that is signed by the spouse, contains an acknowledgment by the spouse of the effect of the consent, and is witnessed by a member of the Committee (other than the Participant) or by a notary public. The designation will be effective only with respect to the consenting spouse, whose consent will be irrevocable. A Beneficiary designation to which a spouse has consented may not be changed by the Participant without spousal consent (other than to designate the spouse as Beneficiary), unless the spouse’s consent expressly permits Beneficiary designations by the Participant without any further consent of the spouse.

8.3 Failure to Designate Beneficiary. In the event a Participant has not designated a Beneficiary, or in the event no Beneficiary survives a Participant, the distribution of the Participant’s vested Account balance upon his death will be made (i) to the Participant’s spouse, if living, (ii) if his spouse is not then living, to his then living issue by right of representation, (iii) if neither his spouse nor his issue are then living, to his then living parents, and (iv) if none of the above are then living, to his estate.

8.4 Distributions to Beneficiaries. Distribution of a Participant’s vested Account balance to the Participant’s Beneficiary will be made as soon as practicable after the earlier of the Beneficiary’s request for a distribution or the required distribution date set forth in Article 12. The Participant’s vested Account balance will be distributed to the Beneficiary in a single lump sum payment or as otherwise provided under the minimum required distribution provisions of Article 12. The Participant’s Account balances will be valued as of the Valuation Date coinciding with or immediately preceding the date the Account is to be distributed to his Beneficiary, except that there will be added to the value of the Participant’s Account the fair market value of any amounts allocated to his Account under Article 5 after that Valuation Date. If a loan is outstanding from the Trust Fund to the Participant on the date of his death, the amount distributed to his Beneficiary will be reduced by any security interest in the Participant’s Account held by the Plan by reason of the loan.

8.5 Restrictions on Distributions. Article 12 sets forth certain rules under various provisions of the Code relating to restrictions on distributions to Beneficiaries.

ARTICLE 9

PROVISIONS REGARDING THE A. H. BELO STOCK FUND

AND THE BELO STOCK FUND

9.1 Participant Voting Instructions. Before each annual or special meeting of shareholders of the Company or the shareholders of Belo Corp., the Committee will cause to be sent to each Participant and Beneficiary whose Account is invested in the Belo Stock Fund or the A. H. Belo Stock Fund, as applicable, on the record date of such meeting a copy of the proxy solicitation material for the meeting, together with a form requesting confidential instructions to the Trustee on how to vote the shares of Company Stock or the shares of common stock of Belo Corp. allocated to his Account. Upon receipt of such instructions, the Trustee will vote the shares allocated to such Participant’s or Beneficiary’s Account as instructed by the Participant or Beneficiary. The Trustee will vote shares for which it does not receive timely instructions from Participants or Beneficiaries proportionately in the same manner as it votes shares for which it receives timely instructions from Participants and Beneficiaries.

9.2 Tender Offers. In the event of a tender offer for shares of Company Stock or common stock of Belo Corp. subject to Section 14(d)(1) of the Securities Exchange Act of 1934 or subject to Rule 13e-4 promulgated under that Act (as those provisions may from time to time be amended or replaced by successor provisions of federal securities laws), the Committee will advise each Participant and Beneficiary whose Account is invested in the Belo Stock Fund or the A. H. Belo Stock Fund, as applicable, in writing of the terms of the tender offer as soon as practicable after its commencement and will furnish each Participant and Beneficiary with a form by which he may instruct the Trustee confidentially to tender shares allocated to his Account. The Trustee will tender those shares it has been properly instructed to tender, and will not tender those shares which it has been properly instructed not to tender or for which it has not received timely instructions from the Participant or Beneficiary. The number of shares to which a Participant’s or Beneficiary’s instructions apply will be the total number of shares allocated to his Account as of the latest date for which the Committee has records. The Committee will advise the Trustee of the commencement date of any tender offer and, until receipt of that advice, the Trustee will not be obligated to take any action under this Section 9.2. Funds received in exchange for tendered stock will be credited to the Account of the Participant or Beneficiary whose stock was tendered and will be invested proportionately in the investment funds selected by the Participant or Beneficiary in his most recent investment direction to the Trustee.

9.3 Confidentiality. The Committee will be responsible for establishing procedures designed to maintain the confidentiality of Participant and Beneficiary information relating to the purchase, holding and sale of Company Stock or common stock of Belo Corp. and the exercise of voting, tender and similar rights with respect to such stock, except to the extent such information is necessary to comply with federal laws or state laws that are not preempted by ERISA.

ARTICLE 10

ADMINISTRATION OF THE PLAN AND TRUST AGREEMENT

10.1 Appointment of Committee Members. The Board of Directors or the Compensation Committee of the Board of Directors will appoint the Chairman of an Administrative Committee, which will consist of three or more members. The Chairman will appoint the remaining members of the Administrative Committee, who will hold office at the pleasure of the Chairman. Members of the Committee are not required to be Employees or Participants. Any member may resign by giving notice, in writing, filed with the Board or the Chairman.

10.2 Officers and Employees of the Committee. The Committee will choose a Secretary, who may be a member of the Committee. The Secretary will keep a record of the Committee’s proceedings and all dates, records and documents pertaining to the Committee’s administration of the Plan. The Committee may employ and suitably compensate such persons or organizations to render advice with respect to the duties of the Committee under the Plan as the Committee determines to be necessary or desirable.

10.3 Action of the Committee. Action of the Committee may be taken with or without a meeting of Committee members, provided that action will be taken only upon the vote or other affirmative expression of a majority of the Committee’s members qualified to vote with respect to such action. The Chairman of the Committee may execute any certificate or other written direction on behalf of the Committee. In the event the Committee members qualified to vote on any question are unable to determine such question by a majority vote or other affirmative expression of a majority of the Committee members qualified to vote on such question, such question will be determined by the Board. A member of the Committee who is a Participant may not vote on any question relating specifically to himself unless he is the sole member of the Committee.

10.4 Expenses and Compensation. The expenses of administering the Plan, including without limitation the expenses of the Committee properly incurred in the performance of its duties under the Plan, will be paid from the Trust Fund, and all such expenses paid by the Participating Employers on behalf of the Plan will be reimbursed from the Trust Fund unless the Participating Employers in their discretion elect not to submit such expenses for reimbursement. Notwithstanding the foregoing, the members of the Committee will not be compensated by the Plan for their services as Committee members.

10.5 General Powers and Duties of the Committee. The Committee will have the full power and responsibility to administer the Plan and the Trust Agreement and to construe and apply their provisions. For purposes of ERISA, the Committee will be the named fiduciary with respect to the operation and administration of the Plan and the Trust Agreement. In addition, the Committee will have the powers and duties granted by the terms of the Trust Agreement. The Committee, and all other persons with discretionary control respecting the operation, administration, control, and/or management of the Plan, the Trust Agreement, and/or the Trust Fund, will perform their duties under the Plan and the Trust Agreement solely in the interests of Participants and their Beneficiaries.

10.6 Specific Powers and Duties of the Committee. The Committee will administer the Plan and the Trust Agreement and will have the authority and discretion to (i) resolve all questions relating to the eligibility of Employees to become Participants; (ii) determine the amount of benefits payable to Participants or their Beneficiaries, and determine the time and manner in which such benefits are to be paid; (iii) authorize and direct all disbursements by the Trustee from the Trust Fund; (iv) engage any administrative, legal, accounting, clerical, or other services it deems appropriate in administering the Plan or the Trust Agreement; (v) construe and interpret the Plan and the Trust Agreement, supply omissions from, correct deficiencies in, and resolve ambiguities in the language of the Plan and the Trust Agreement, and adopt rules for the administration of the Plan and the Trust Agreement which are not inconsistent with the terms of such documents; (vi) compile and maintain all records it determines to be necessary, appropriate or convenient in connection with the administration of benefit payments; (vii) determine the disposition of assets in the Trust Fund in the event the Plan is terminated; (viii) review the performance of the Trustee with respect to the Trustee’s administrative duties, responsibilities and obligations under the Plan and the Trust Agreement, report to the Board regarding such administrative performance of the Trustee, and recommend to the Board, if necessary, the removal of the Trustee and the appointment of a successor Trustee; and (ix) resolve all questions of fact relating to any matter for which it has administrative responsibility.

10.7 Allocation of Fiduciary Responsibility. The Committee from time to time may allocate to one or more of its members and may delegate to any other persons or organizations any of its rights, powers, duties and responsibilities with respect to the operation and administration of the Plan and the Trust Agreement that are permitted to be delegated under ERISA. Any such allocation or delegation will be made in writing, will be reviewed periodically by the Committee, and will be terminable upon such notice as the Committee in its discretion deems reasonable and proper under the circumstances. Whenever a person or organization has the power and authority under the Plan or the Trust Agreement to delegate discretionary authority respecting the administration of the Plan or the Trust Fund to another person or organization, the delegating party’s responsibility with respect to such delegation is limited to the selection of the person to whom authority is delegated and the periodic review of such person’s performance and compliance with applicable law and regulations. Any breach of fiduciary responsibility by the person to whom authority has been delegated which is not proximately caused by the delegating party’s failure to properly select or supervise, and in which breach the delegating party does not otherwise participate, will not be considered a breach by the delegating party.

10.8 Information to be Submitted to the Committee. To enable the Committee to perform its functions, the Participating Employers will supply full and timely information to the Committee on all matters relating to Employees and Participants as the Committee may require and will maintain such other records required by the Committee to determine the benefits due to Participants or their Beneficiaries under the Plan.

10.9 Notices, Statements and Reports. The Company will be the “administrator” of the Plan as defined in ERISA section 3(16)(A) for purposes of the reporting and disclosure requirements imposed by ERISA and the Code. The Committee will assist the Company, as requested, in complying with such reporting and disclosure requirements.

10.10 Claims Procedure.

(a) Filing Claim for Benefits. If a Participant or Beneficiary does not receive the benefits which he believes he is entitled to receive under the Plan, he may file a claim for benefits with the Committee. All claims must be made in writing and signed by the claimant. If the claimant does not furnish sufficient information to determine the validity of the claim, the Committee will indicate to the claimant any additional information which is required.

(b) Notification by the Committee. Each claim will be approved or disapproved by the Committee within 90 days following the receipt of the information necessary to process the claim, or within 180 days if the Committee determines that special circumstances require an extension of the 90-day period and the claimant is notified of the extension within the original 90-day period. In the event the Committee denies a claim for benefits in whole or in part, the Committee will notify the claimant in writing of the adverse determination. Such notice by the Committee will also set forth, in a manner calculated to be understood by the claimant, the specific reason or reasons for the adverse determination, reference to the specific Plan provisions on which the determination is based, a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary, and an explanation of the Plan’s claim review procedure and applicable time limits as set forth in Section 10.10(c).

(c) Review Procedure. A claimant may appeal an adverse benefit determination by requesting a review of the decision by the Committee or a person designated by the Committee, which person will be a named fiduciary under ERISA section 402(a)(2) for purposes of this Section 10.10. An appeal must be submitted in writing within 60 days after receiving notification of the adverse determination and must (i) request a review of the claim for benefits under the Plan, (ii) set forth all of the grounds upon which the claimant’s request for review is based and any facts in support thereof, and (iii) set forth any issues or comments which the claimant deems pertinent to the appeal. The claimant will be given the opportunity to submit written comments, documents, records and other information relating to the claim for benefits, and will be provided, upon written request and free of charge, reasonable access to and copies of, all documents, records and other information relevant to the claim for benefits, provided the Committee or the named fiduciary designated by the Committee finds the requested documents or materials are relevant to the appeal. The Committee or the named fiduciary designated by the Committee will make a full and fair review of each appeal and any materials submitted by the claimant relating to the claim, without regard to whether the information was submitted or considered in the initial determination. On the basis of its review, the Committee or the named fiduciary designated by the Committee will make an independent determination of the claimant’s eligibility for benefits and will act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision will be rendered as soon as possible but not later than 120 days after the appeal is received. In the event of such special circumstances, the Committee or the named fiduciary designated by the Committee will notify the claimant within the initial 60-day period of the special circumstances that preclude a decision in the 60-day period. The decision of the Committee or named fiduciary on any claim for benefits will be final and conclusive upon all parties thereto. In the event the Committee or named fiduciary denies an appeal in whole or in part, it will give written notice of the determination to the claimant. Such notice will set forth, in a manner calculated to be understood by the claimant, the specific reason or reasons for the adverse determination, reference to the specific Plan provisions on which the determination is based, a statement that the claimant is entitled to receive, upon request and free of charge, access to and copies of all documents, records and other information relevant to the claim, and a statement of the claimant’s rights to bring an action under ERISA section 502(a), if applicable.

10.11 Service of Process. The Committee may from time to time designate an agent of the Plan for the service of legal process. The Committee will cause such agent to be identified in materials it distributes or causes to be distributed when such identification is required under applicable law. In the absence of such a designation, the Company will be the agent of the Plan for the service of legal process.

10.12 Correction of Participants’ Accounts. If an error or omission is discovered in the Account of a Participant, or in the amount distributed to a Participant, the Committee will make such equitable adjustments in the records of the Plan as may be necessary or appropriate to correct such error or omission as of the Plan Year in which such error or omission is discovered. Further, a Participating Employer may, in its discretion, make a special contribution to the Plan which will be allocated by the Committee only to the Account of one or more Participants to correct such error or omission.

10.13 Payment to Minors or Other Persons Under Legal Disability. If any benefit becomes payable to a minor, payment of such benefit will be made only to the guardian of the person or the estate of the minor, provided the guardian acknowledges in writing, in a form acceptable to the Committee, receipt of the payment on behalf of the minor. If any benefit becomes payable to any other person under a legal disability, payment of such benefit will be made only to the conservator or the guardian of the estate of such person appointed by a court of competent jurisdiction. Any payment made in accordance with the provisions of this Section 10.13 on behalf of a minor or other person under a legal disability will fully discharge the Plan’s obligation to such person.

10.14 Uniform Application of Rules and Policies. The Committee in exercising its discretion granted under any of the provisions of the Plan or the Trust Agreement will do so only in accordance with rules and policies established by it which will be uniformly applicable to all Participants and Beneficiaries.

10.15 Funding Policy. The Plan is to be funded through Participating Employer contributions and earnings on such contributions; and benefits will be paid to Participants and Beneficiaries as provided in the Plan.

10.16 The Trust Fund. The Trust Fund will be held by the Trustee for the exclusive benefit of Participants and Beneficiaries. The assets held in the Trust Fund will be invested and reinvested in accordance with the terms of the Trust Agreement, which is hereby incorporated into and made a part of the Plan. All benefits will be paid solely out of the Trust Fund, and no Participating Employer will be otherwise liable for benefits payable under the Plan.

ARTICLE 11

LIMITATIONS ON CONTRIBUTIONS AND

ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS

11.1 Priority over Other Contribution and Allocation Provisions. The provisions set forth in this Article will supersede any conflicting provisions of Article 3 or Article 5.

11.2 Definitions Used in this Article. The following words and phrases, when used with initial capital letters, will have the meanings set forth below.

(a) Annual Addition means the sum of the following amounts with respect to all Qualified Plans and Welfare Benefit Funds maintained by the Controlled Group Members:

(i) the amount of Controlled Group Member contributions with respect to the Limitation Year allocated to a Participant’s account;

(ii) the amount of any forfeitures for the Limitation Year allocated to a Participant’s account;

(iii) the amount of a Participant’s voluntary nondeductible contributions for the Limitation Year, provided, however, that the Annual Addition for any Limitation Year beginning before January 1, 1987, will not be recomputed to treat all of the Participant’s nondeductible voluntary contributions as part of the Annual Addition;

(iv) the amount allocated after March 31, 1984, to an individual medical benefit account (as defined in Code section 415(l)(2)) which is part of a Defined Benefit Plan or an annuity plan; and

(v) the amount derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date that are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code section 419A(d)(3)) under a Welfare Benefit Fund.

A Participant’s Annual Addition will not include any nonvested amounts restored to his account following his reemployment before incurring five consecutive One Year Breaks in Service, and a corrective allocation pursuant to Section 10.12 will be considered an Annual Addition for the Limitation Year to which it relates.

(b) Average Deferral Percentage means the average of the Deferral Percentages of each Participant in a group of Participants.

(c) Deferral Percentage means the ratio (expressed as a percentage) determined by dividing the Deferral Contributions made to the Plan on behalf of a Participant who is eligible to make Deferral Contributions for all or any portion of a Plan Year by the Participant’s Compensation for the Plan Year.

(d) Defined Benefit Plan means a Qualified Plan other than a Defined Contribution Plan.

(e) Defined Contribution Dollar Limitation means, for any Limitation Year, $46,000, as adjusted for increases in the cost-of-living under Code section 415(d). If a short Limitation Year is created because of a Plan amendment changing the Limitation Year to a different 12-consecutive month period, the Defined Contribution Dollar Limitation for the short Limitation Year will not exceed the amount determined in the preceding sentence multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12.

(f) Defined Contribution Plan means a Qualified Plan described in Code section 414(i).

(g) Highly Compensated Employee means an Employee who during the current or preceding Plan Year was a 5-percent owner of a Controlled Group Member, or who for the preceding Plan Year had Includable Compensation in excess of $100,000 (as adjusted pursuant to Code Section 415(d)).

(h) Includable Compensation means an Employee’s wages as defined in Code section 3401(a) for purposes of income tax withholding at the source (but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or services performed) that are paid to a Participant by the Participating Employers. In addition, Compensation includes any contributions made by the Participating Employers on behalf of an Employee pursuant to a deferral election under any employee benefit plan containing a cash or deferred arrangement under Code section 401(k), any amounts that would have been received as cash but for an election to receive benefits under a cafeteria plan meeting the requirements of Code section 125 and any elective amounts that are not includible in the gross income of the Employee by reason of Code section 132(f)(4). The annual Includable Compensation of an Employee taken into account for any purpose will not exceed $230,000 for any Plan Year beginning after December 31, 2007, as adjusted for cost-of-living increases in accordance with Code section 401(a)(17).

(i) Limitation Year means the 12-consecutive-month period used by a Qualified Plan for purposes of computing the limitations on benefits and annual additions under Code section 415. The Limitation Year for this Plan is the Plan Year.

(j) Maximum Annual Addition means with respect to a Participant for any Limitation Year an amount equal to the lesser of (i) the Defined Contribution Dollar Limitation or (ii) 100% of the Participant’s Includable Compensation.

(k) Nonhighly Compensated Employee means an Employee who is not a Highly Compensated Employee.

(l) Welfare Benefit Fund means an organization described in paragraph (7), (9), (17) or (20) of Code section 501(c), a trust, corporation or other organization not exempt from federal income tax, or to the extent provided in Treasury Regulations, any account held for an employer by any person, which is part of a plan of an employer through which the employer provides benefits to employees or their beneficiaries, other than a benefit to which Code sections 83(h), 404 (determined without regard to section 404(b)(2)) or 404A applies, or to which an election under Code section 463 applies.

11.3 Allocation Limitation. The Annual Addition of a Participant for any Limitation Year will not exceed the Maximum Annual Addition. If the amount allocated or otherwise allocable to a Participant’s Account would exceed the Maximum Annual Addition, the Committee will take such action as it deems appropriate under the circumstances to reduce the Participating Employer contributions and forfeitures which would cause the Participant’s Annual Addition to exceed the Maximum Annual Addition. The limitations contained in this Article will apply on an aggregate basis to all Defined Contribution Plans (whether or not any of such plans have terminated) established by the Controlled Group Members. For this purpose, Controlled Group Members will be determined in accordance with the 50% control rule of Code section 415(h).

11.4 Limitation on Deferral Contributions. The limitations of this Section 11.4 will apply only to Participants who are eligible to make Deferral Contributions in any Plan Year but who are not eligible to receive an allocation of Participating Employer matching contributions under Section 3.4 for such Plan Year. The limitations of this Section 11.4 will not apply to a Participant who is eligible to receive an allocation of Participating Employer matching contributions under Section 3.4 during any portion of a Plan Year.

(a) Average Deferral Percentage Test. Notwithstanding any other provision of the Plan, the Average Deferral Percentage for a Plan Year for Participants who are Highly Compensated Employees, using the current year testing method, will not exceed the greater of: (i) the Average Deferral Percentage of Participants who are Nonhighly Compensated Employees multiplied by 1.25; or (ii) the lesser of (A) the Average Deferral Percentage of Participants who are Nonhighly Compensated Employees plus two percentage points or (B) the Average Deferral Percentage of Participants who are Nonhighly Compensated Employees multiplied by 2.0.

(b) Suspension of Deferral Contributions. If at any time during a Plan Year the Committee determines, on the basis of estimates made from information then available, that the limitation described in Section 11.4(a) will not be met for the Plan Year, the Committee in its discretion may reduce or suspend the Deferral Contributions of one or more Participants who are Highly Compensated Employees to the extent necessary (i) to enable the Plan to meet such limitation or (ii) to reduce the amount of excess Deferral Contributions that would otherwise be distributed pursuant to this Section 11.4.

(c) Reduction of Excess Deferral Contributions. If the Average Deferral Percentage for Participants who are Highly Compensated Employees exceeds the limitation described in Section 11.4(a), the excess contributions will be distributed to the Highly Compensated Employees on the basis of the respective portions of the excess contributions attributable to each such Highly Compensated Employee. For purposes of this subsection, excess contributions means, for a Plan Year, the excess of (i) the aggregate amount of Deferral Contributions paid to the Trust on behalf of Highly Compensated Employees for the Plan Year, over (ii) the maximum amount of Deferral Contributions permitted for such Plan Year under Section 11.4(a) (determined by reducing Deferral Contributions made on behalf of Highly

Compensated Employees in order of the Deferral Percentages beginning with the highest of such percentages). Such excess contributions will be distributed on the basis of the dollar amount of Deferral Contributions for each such Participant (as hereinafter provided) until the aggregate amount of excess contributions has been distributed. The Deferral Contributions of the Highly Compensated Employee with the highest dollar amount of Deferral Contributions will be reduced first by the amount required to cause that Participant’s Deferral Contributions to equal the dollar amount of the Deferral Contributions of the Highly Compensated Employee with the next highest dollar amount, and this process will be repeated until the total amount of excess Deferral Contributions has been distributed. Upon distribution of the total excess Deferral Contributions in this manner, the Plan will be treated as satisfying the limitations of Section 11.4(a).

All distributions will be increased by Trust Fund earnings and decreased by Trust Fund losses for the Plan Year and for the period between the end of the Plan Year and the date of distribution and will be made within two and one-half months following the close of the Plan Year, if practicable, but in no event later than the last day of the immediately following Plan Year. The amount of excess Deferral Contributions distributed pursuant to this Section with respect to a Participant for the Plan Year will be reduced by any Deferral Contributions previously distributed to the Participant for the same Plan Year pursuant to Section 3.3.

(d) Determination of Earnings and Losses. The earnings and losses of the Trust Fund for the Plan Year allocable to the portion of a Participant’s Deferral Contributions that are distributed pursuant to Section 11.4(c) will be determined by multiplying the Trust Fund earnings or losses for the Plan Year allocable to the Participant’s Deferral Contribution Account by a fraction, the numerator of which is the amount of Deferral Contributions to be distributed to the Participant and the denominator of which is the balance of the Participant’s Deferral Contribution Account on the last day of the Plan Year, reduced by the earnings and increased by the losses allocable to such Account for the Plan Year. The earnings and losses of the Trust Fund allocable to the Participant’s Deferral Contributions that are distributed pursuant to Section 11.4(c) for the period between the end of the Plan Year and the date of such distribution will be determined in accordance with regulations prescribed by the Secretary of the Treasury interpreting Code section 401(k).

(e) Testing Procedures. In applying the limitations set forth in this Section 11.4, the Committee may, at its option, utilize such testing procedures as may be permitted under Code sections 401(a)(4), 401(k), 401(m) or 410(b), including without limitation (i) aggregation of the Plan with one or more other qualified plans maintained by a Controlled Group Member or disaggregation of the Plan into component plans, (ii) inclusion of qualified matching contributions, qualified nonelective contributions or elective deferrals made to plans of other Controlled Group Members, (iii) exclusion of all Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Code section 410(a)(1)(A), or (iv) any permissible combination thereof.

ARTICLE 12

RESTRICTIONS ON DISTRIBUTIONS TO

PARTICIPANTS AND BENEFICIARIES

12.1 Priority over Other Distribution Provisions. The provisions set forth in this Article will supersede any conflicting provisions of Article 7 or Article 8.

12.2 General Restrictions.

(a) Distributions Prior to a Severance From Employment. Except for distributions permitted under Article 6 with respect to Participants who attain age 59 1/2 or suffer a hardship, a Participant’s interest in the Plan will not be distributed before the Participant’s severance from employment with all Controlled Group Members, disability or death, unless the Plan is terminated without the establishment or maintenance by the Participating Employers of another defined contribution plan (except as permitted by Code section 401(k) and the Treasury Regulations thereunder).

(b) Lump Sum Distribution Required. An event described in Section 12.2(a) that would otherwise permit distribution of a Participant’s interest in the Plan will not be treated as described in Section 12.2(a) unless the Participant receives a lump sum distribution by reason of the event. A lump sum distribution for this purpose will be a distribution described in Code section 402(e)(4)(D) (without regard to clauses (I), (II), (III), and (IV) of clause (i) thereof).

12.3 Restrictions on Commencement of Distributions. The provisions of this Section 12.3 will apply to restrict the Committee’s ability to delay the commencement of distributions. Unless a Participant elects otherwise in writing, distribution of the Participant’s vested interest in his Account will be made no later than the 60th day after the close of the Plan Year in which occurs the latest of (i) the date on which the Participant attains age 65, (ii) the tenth anniversary of the Plan Year in which the Participant began participation in the Plan, or (iii) the Participant’s termination of employment.

12.4 Restrictions on Delay of Distributions. The following provisions will apply to limit a Participant’s ability to delay the distribution of benefits. Unless the Participant’s interest is distributed in the form of a single sum on or before the required beginning date, distributions will be made in accordance with this Section 12.4 as of the first distribution calendar year.

(a) General Rule. Distribution of a Participant’s entire vested and nonforfeitable interest will be made or commence not later than April 1 following the calendar year (i) in which he attains age 70 1/2, or (ii) in which his employment with the Controlled Group terminates, if later, except that a distribution to a Participant who is a 5-percent owner (as such term is defined in Code section 416(i)(1)(B)(i)) with respect to the Plan Year in which he attains age 70 1/2 will be made pursuant to clause (i).

(b) Amount of Required Minimum Distributions. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i) the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii) if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(c) Timing of Distributions. Required minimum distributions will be determined under this Section 12.4 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(d) Definitions. The following words and phrases, when used in this Article 12, will have the meanings set forth below.

(i) designated beneficiary means the individual who is designated as the Beneficiary under Article 8 and is the designated beneficiary under Code section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(ii) distribution calendar year means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 12.6.

(iii) life expectancy means life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(iv) Participant’s Account balance means the Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v) required beginning date means the date specified in Section 12.4(a).

12.5 Limitation to Assure Benefits Payable to Beneficiaries are Incidental. In the event that any payments under the Plan are to be made to someone other than the Participant or jointly to the Participant and his spouse or other payee, such payments must conform to the “incidental benefit” rules of Code section 401(a)(9)(G) and the Treasury Regulations thereunder.

12.6 Restrictions in the Event of Death. Upon the death of a Participant, the following distribution provisions will apply to limit the Beneficiary’s ability to delay distributions.

(a) Death after Distributions Begin.

(i) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(A) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b) Death before Date Distributions Begin.

(i) Commencement Date. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(B) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C) If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 12.6(b)(i) (other than Section 12.6(b)(i)(A)), will apply as if the surviving spouse were the Participant.

(ii) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 12.6(a)(i).

(iii) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv) Death of Surviving Spouse. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 12.6(b)(i)(A), this Section 12.6(b) will apply as if the surviving spouse were the Participant.

(v) Elections. Participants or beneficiaries may elect on an individual basis whether the five-year rule or the life expectancy rule described above applies to distributions after the death of a Participant who has a designated beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 12.6(b)(i), or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor the beneficiary makes an election under this Section 12.6(b)(v), distributions will be made in accordance with the foregoing provisions of this Section 12.6(b).

12.7 Compliance with Regulations. Distributions under the Plan to Participants or Beneficiaries will be made in accordance with Treasury Regulations issued under Code section 401(a)(9).

12.8 Delayed Payments. If the amount of a distribution required to begin on a date determined under the applicable provisions of the Plan cannot be ascertained by such date, or if it is not possible to make such payment on such date because the Committee has been unable to locate a Participant or Beneficiary after making reasonable efforts to do so, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained or the date on which the Participant or Beneficiary is located (whichever is applicable).

ARTICLE 13

TOP-HEAVY PROVISIONS

13.1 Priority over Other Plan Provisions. If the Plan is or becomes a Top-Heavy Plan in any Plan Year, the provisions of this Article will supersede any conflicting provisions of the Plan. However, the provisions of this Article will not operate to increase the rights or benefits of Participants under the Plan except to the extent required by Code section 416 and other provisions of law applicable to Top-Heavy Plans.

13.2 Definitions Used in this Article. The following words and phrases, when used with initial capital letters, will have the meanings set forth below.

(a) Defined Benefit Plan means the Qualified Plan described in Section 11.2(b).

(b) Defined Contribution Dollar Limitation means the limitation described in Section 11.2(e).

(c) Defined Contribution Plan means the Qualified Plan described in Section 11.2(f).

(d) Determination Date means for the first Plan Year of the Plan the last day of the Plan Year and for any subsequent Plan Year the last day of the preceding Plan Year.

(e) Determination Period means the Plan Year containing the Determination Date and the four preceding Plan Years.

(f) Includable Compensation means the compensation described in Section 11.2(g).

(g) Key Employee means any Employee or former Employee (and the Beneficiary of a deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of a Controlled Group Member having Includable Compensation greater than $150,000 (as adjusted under Code section 416(i)(1) for Plan Years beginning after December 31, 2007), a 5-percent owner of a Controlled Group Member, or a 1-percent owner of a Controlled Group Member having Includable Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Code section 416(i). For purposes of this Section 13.2(g), Includable Compensation will include the amount of any salary reduction contributions pursuant to a cash or deferred arrangement meeting the requirements of Code section 401(k) or a cafeteria plan meeting the requirements of Code section 125.

(h) Minimum Allocation means the allocation described in the first sentence of Section 13.3(a).

(i) Permissive Aggregation Group means the Required Aggregation Group of Qualified Plans plus any other Qualified Plan or Qualified Plans of a Controlled Group Member which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410 (including simplified employee pension plans).

(j) Present Value means present value based only on the interest and mortality rates specified in a Defined Benefit Plan.

(k) Required Aggregation Group means the group of plans consisting of (i) each Qualified Plan (including simplified employee pension plans) of a Controlled Group Member in which at least one Key Employee participates, and (ii) any other Qualified Plan (including simplified employee pension plans) of a Controlled Group Member which enables a Qualified Plan to meet the requirements of Code sections 401(a)(4) or 410.

(l) Top-Heavy Plan means the Plan for any Plan Year in which any of the following conditions exists: (i) if the Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not a part of any Required Aggregation Group or Permissive Aggregation Group of Qualified Plans; (ii) if the Plan is a part of a Required Aggregation Group but not part of a Permissive Aggregation Group of Qualified Plans and the Top-Heavy Ratio for the Required Aggregation Group exceeds 60%; or (iii) if the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of Qualified Plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

(m) Top-Heavy Ratio means a fraction, the numerator of which is the sum of the Present Value of accrued benefits and the account balances (as required by Code section 416)) of all Key Employees with respect to such Qualified Plans as of the Determination Date (including any part of any accrued benefit or account balance distributed during the five-year period ending on the Determination Date), and the denominator of which is the sum of the Present Value of the accrued benefits and the account balances (including any part of any accrued benefit or account balance distributed in the five-year period ending on the Determination Date) of all Employees with respect to such Qualified Plans as of the Determination Date. For purposes of determining if the Plan is a Top-Heavy Plan for any Plan Year beginning after December 31, 2001, “one-year period” will be substituted for “five-year period” in the preceding sentence, except with respect to distributions made for a reason other than separation from service, death or disability. The preceding provisions will also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code section 416(g)(2)(A)(i). The value of account balances and the Present Value of accrued benefits will be determined as of the most recent Top-Heavy Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code section 416 for the first and second Plan Years of a Defined Benefit Plan. The account balances and accrued benefits of a participant who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, transfers and contributions unpaid as of the Determination Date are taken into account will be made in accordance with Code section 416. Employee contributions described in Code section 219(e)(2) will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of any Employee other than a Key Employee will be determined under the method, if any, that uniformly applies for accrual purposes under all Qualified Plans maintained by all Controlled Group Members and included in a Required Aggregation Group or a Permissive Aggregation Group or, if there is no such method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code section 411(b)(1)(C). Notwithstanding the foregoing, the account balances and accrued benefits of any individual who has not performed services for a Controlled Group Member during the one-year period ending on the Determination Date will not be taken into account.

(n) Top-Heavy Valuation Date means the last day of each Plan Year.

13.3 Minimum Allocation.

(a) Calculation of Minimum Allocation. For any Plan Year in which the Plan is a Top-Heavy Plan, each Participant who is not a Key Employee will receive an allocation of Participating Employer contributions and forfeitures of not less than the lesser of 3% of his Includable Compensation for such Plan Year or the percentage of Includable Compensation that equals the largest percentage of Participating Employer contributions (including Deferral Contributions) and forfeitures allocated to a Key Employee. The Minimum Allocation is determined without regard to any Social Security contribution. Deferral Contributions made on behalf of Participants who are not Key Employees will not be treated as Participating Employer contributions for purposes of the Minimum Allocation. Matching Contributions will be treated as Participant Employer contributions for such Plan Year for purposes of the Minimum Allocation. The Minimum Allocation applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because (i) the non-Key Employee fails to make mandatory contributions to the Plan, (ii) the non-Key Employee’s Includable Compensation is less than a stated amount, or (iii) the non-Key Employee fails to complete 1,000 Hours of Service in the Plan Year.

(b) Limitation on Minimum Allocation. No Minimum Allocation will be provided pursuant to Section 13.3(a) to a Participant who is not employed by a Controlled Group Member on the last day of the Plan Year.

(c) Minimum Allocation When Participant is Covered by Another Qualified Plan. If a Controlled Group Member maintains one or more other Defined Contribution Plans covering Employees who are Participants in this Plan, the Minimum Allocation will be provided under this Plan, unless such other Defined Contribution Plans make explicit reference to this Plan and provide that the Minimum Allocation will not be provided under this Plan, in which case the provisions of Section 13.3(a) will not apply to any Participant covered under such other Defined Contribution Plans. If a Controlled Group Member maintains one or more Defined Benefit Plans covering Employees who are Participants in this Plan, and such Defined Benefit Plans provide that Employees who are participants therein will accrue the minimum benefit applicable to top-heavy Defined Benefit Plans notwithstanding their participation in this Plan, then the provisions of Section 13.3(a) will not apply to any Participant covered under such Defined Benefit Plans. If a Controlled Group Member maintains one or more Defined Benefit Plans covering Employees who are Participants in this Plan, and the provisions of the preceding sentence do not apply, then each Participant who is not a Key Employee and who is covered by such Defined Benefit Plans will receive a Minimum Allocation determined by applying the provisions of Section 13.3(a) with the substitution of “5%” in each place that “3%” occurs therein.

(d) Nonforfeitability. The Participant’s Minimum Allocation, to the extent required to be nonforfeitable under Code section 416(b) and the special vesting schedule provided in this Article, may not be forfeited under Code section 411(a)(3)(B) (relating to suspension of benefits on reemployment) or 411(a)(3)(D) (relating to withdrawal of mandatory contributions).

13.4 Minimum Vesting.

(a) Required Vesting. For any Plan Year in which this Plan is a Top-Heavy Plan, the minimum vesting schedule set forth in Section 13.4(b) will automatically apply to the Plan to the extent it provides a higher vested percentage than the regular vesting schedule set forth in Article 6. The minimum vesting schedule applies to all Account balances including amounts attributable to Plan Years before the effective date of Code section 416 and amounts attributable to Plan Years before the Plan became a Top-Heavy Plan. Further, no reduction in vested Account balances may occur in the event the Plan’s status as a Top-Heavy Plan changes for any Plan Year, and any change in the effective vesting schedule from the schedule set forth in Section 13.4(b) to the regular schedule set forth in Article 6 will be treated as an amendment subject to Section 15.1(a)(iii). However, this Section 13.4(a) does not apply to the Account balances of any Employee who does not have an Hour of Service after the Plan has initially become a Top-Heavy Plan, and such Employee’s Account balances will be determined without regard to this Section.

(b) Minimum Vesting Schedule.

Years of Service	Percentage Vested and Nonforfeitable
Less than 2	0
2 or more	100

ARTICLE 14

PARTICIPATION BY CONTROLLED GROUP MEMBERS

14.1 Approval by the Company. Any Controlled Group Member whose participation in the Plan is approved by the Company will become a Participating Employer. By participating in the Plan, the Participating Employer will be subject to all of the provisions of the Plan, the Trust Agreement and any related Plan documents.

14.2 Effect of Participation by Controlled Group Member. A Controlled Group Member that participates in the Plan pursuant will be deemed to be a Participating Employer for all purposes of the Plan, unless otherwise specified by the Company. In addition, the Company may provide, in its discretion, that the Employees of the Controlled Group Member will receive credit for their employment with the Controlled Group Member prior to the date it became a Controlled Group Member for purposes of determining either or both the eligibility of such Employees to participate in the Plan and the vested and nonforfeitable interest of such Employees in their Account balances provided that such credit will be applied in a uniform and nondiscriminatory manner with respect to all such Employees.

ARTICLE 15

AMENDMENT OF THE PLAN

15.1 Right to Amend the Plan.

(a) In General. The Company reserves to the Compensation Committee of the Board of Directors the right to amend the Plan at any time and from time to time to the extent it may deem advisable or appropriate, provided that (i) no amendment will increase the duties or liabilities of the Trustee without its written consent; (ii) no amendment will cause a reversion of Plan assets to the Participating Employers not otherwise permitted under the Plan; (iii) no amendment will have the effect of reducing the percentage of the vested and nonforfeitable interest of any Participant in his Account nor will the vesting provisions of the Plan be amended unless each Participant with at least three Years of Service (including Years of Service disregarded pursuant to the reemployment provisions (if any) of Article 6) is permitted to elect to continue to have the prior vesting provisions apply to him, within 60 days after the latest of the date on which the amendment is adopted, the date on which the amendment is effective, or the date on which the Participant is issued written notice of the amendment; and (iv) no amendment will be effective to the extent that it has the effect of decreasing a Participant’s Account balance or eliminating an optional form of distribution as it applies to an existing Account balance.

(b) Authority of the Board. The Company also reserves to the Board of Directors the right to amend the Plan at any time and from time to time to the extent it may deem advisable or appropriate, subject to the limitations on amendments set forth in Section 15.1(a).

15.2 Amendment Procedure. Any amendment to the Plan will be made only pursuant to action of the Board or of the Compensation Committee of the Board. A certified copy of the resolutions adopting any amendment and a copy of the executed amendment will be delivered to the Trustee, the Committee and the Company. Upon such action by the Board or the Compensation Committee of the Board, the Plan will be deemed amended as of the date specified as the effective date by such action or in the instrument of amendment. The effective date of any amendment may be before, on or after the date of such action, except as otherwise set forth in Section 15.1.

15.3 Effect on Participating Employers. Unless an amendment expressly provides otherwise, all Participating Employers will be bound by any amendment to the Plan.

ARTICLE 16

TERMINATION, PARTIAL TERMINATION AND

COMPLETE DISCONTINUANCE OF CONTRIBUTIONS

16.1 Continuance of Plan. The Participating Employers expect to continue the Plan indefinitely, but they do not assume an individual or collective contractual obligation to do so, and the right is reserved to the Company, by action of the Board, to terminate the Plan or to completely discontinue contributions thereto at any time. In addition, subject to remaining provisions of this Article, any Participating Employer at any time may discontinue its participation in the Plan with respect to its Employees.

16.2 Complete Vesting. If the Plan is terminated, or if there is a complete discontinuance of contributions to the Plan by the Participating Employers, the amounts allocated or to be allocated to the Accounts of all affected Participants will become 100% vested and nonforfeitable without regard to their Years of Service. For purposes of this Section 16.2, a Participant who has terminated employment and is not again an Employee at the time the Plan is terminated or there is a complete discontinuance of Participating Employer contributions will not be an affected Participant entitled to full vesting if the Participant had no vested interest in his Account balance attributable to Participating Employer contributions at his termination of employment. In the event of a partial termination of the Plan, the amounts allocable to the Accounts of those Participants who cease to participate on account of the facts and circumstances which result in the partial termination will become 100% vested and nonforfeitable without regard to their Years of Service.

16.3 Disposition of the Trust Fund. If the Plan is terminated, or if there is a complete discontinuance of contributions to the Plan, the Committee will instruct the Trustee either (i) to continue to administer the Plan and pay benefits in accordance with the Plan until the Trust Fund has been depleted, or (ii) to distribute the assets remaining in the Trust Fund, unless distribution is prohibited by Section 12.2. If the Trust Fund is to be distributed, the Committee will make, after deducting estimated expenses for termination of the Trust Fund and distribution of its assets, the allocations required under the Plan as though the date of completion of the Trust Fund termination were a Valuation Date. The Trustee will distribute to each Participant the amount credited to his Account as of the date of completion of the Trust Fund termination.

16.4 Withdrawal by a Participating Employer. A Participating Employer may withdraw from participation in the Plan or completely discontinue contributions to the Plan only with the approval of the Board. If any Participating Employer withdraws from the Plan or completely discontinues contributions to the Plan, a copy of the resolutions of the board of directors of the Participating Employer adopting such action, certified by the secretary of such board of directors and reflecting approval by the Board, will be delivered to the Committee as soon as it is administratively feasible to do so, and the Committee will communicate such action to the Trustee and to the Employees of the Participating Employer.

ARTICLE 17

MISCELLANEOUS

17.1 Reversion Prohibited.

(a) General Rule. Except as otherwise provided in this Section 17.1, it will be impossible for any part of the Trust Fund either (i) to be used for or diverted to purposes other than those which are for the exclusive benefit of Participants and their Beneficiaries (except for the payment of taxes and administrative expenses), or (ii) to revert to a Controlled Group Member.

(b) Failure to Qualify. In the event the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Code, contributions made by the Participating Employers may be returned to the Participating Employers within one year after the date of such determination, provided the Company has applied for a determination letter as to the qualified status of the Plan by the time prescribed for filing the Company’s federal income tax return for the Company’s taxable year in which the Plan is adopted or such later date as the Secretary of the Treasury may prescribe.

(c) Disallowed Contributions. Each contribution of the Participating Employers under the Plan is expressly conditioned upon the deductibility of the contribution under Code section 404. If all or part of a Participating Employer’s contribution is disallowed as a deduction under Code section 404, such disallowed amount (excluding any Trust Fund earnings but reduced by any Trust Fund losses attributable thereto) may be returned by the Trustee to the Participating Employer with respect to which the deduction was disallowed (upon the direction of the Committee) within one year after the disallowance.

(d) Mistaken Contributions. If a contribution is made by a Participating Employer by reason of a mistake of fact, then so much of the contribution as was made as a result of the mistake (excluding any Trust Fund earnings but reduced by any Trust Fund losses attributable thereto) may be returned by the Trustee to the Participating Employer (upon direction of the Committee) within one year after the mistaken contribution was made.

17.2 Bonding, Insurance and Indemnity.

(a) Bonding. To the extent required under ERISA, the Participating Employers will obtain, pay for and keep current a bond or bonds with respect to each Committee member and each Employee who receives, handles, disburses, or otherwise exercises custody or control of, any of the assets of the Plan.

(b) Insurance. The Participating Employers, in their discretion, may obtain, pay for and keep current a policy or policies of insurance, insuring the Committee members, the members of the board of directors of each Participating Employer and other Employees to whom any fiduciary responsibility with respect to the administration of the Plan has been delegated against any and all costs, expenses and liabilities (including attorneys’ fees) incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and any applicable law.

(c) Indemnity. If the Participating Employers do not obtain, pay for and keep current the type of insurance policy or policies referred to in Section 17.2(b), or if such insurance is provided but any of the parties referred to in Section 17.2(b) incur any costs or expenses which are not covered under such policies, then the Participating Employers will indemnify and hold harmless, to the extent permitted by law, such parties against any and all costs, expenses and liabilities (including attorneys’ fees) incurred by such parties in performing their duties and responsibilities under this Plan, provided that such party or parties were acting in good faith within what was reasonably believed to have been the best interests of the Plan and its Participants.

17.3 Merger, Consolidation or Transfer of Assets. There will be no merger or consolidation of all or any part of the Plan with, or transfer of the assets or liabilities of all or any part of the Plan to, any other Qualified Plan unless each Participant who remains a Participant hereunder and each Participant who becomes a participant in the other Qualified Plan would receive a benefit immediately after the merger, consolidation or transfer (determined as if the other Qualified Plan and the Plan were then terminated) which is equal to or greater than the benefit they would have been entitled to receive under the Plan immediately before the merger, consolidation or transfer if the Plan had then terminated.

17.4 Spendthrift Clause. The rights of any Participant or Beneficiary to and in any benefits under the Plan will not be subject to assignment or alienation, and no Participant or Beneficiary will have the power to assign, transfer or dispose of such rights, nor will any such rights to benefits be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. This Section 17.4 will not apply to a “qualified domestic relations order.” A “qualified domestic relations order” means a judgment, decree or order made pursuant to a state domestic relations law which satisfies the requirements of Code section 414(p). Payment to an Alternate Payee will be made in an immediate lump sum payment, if the order so provides.

17.5 Rights of Participants. Participation in the Plan will not give any Participant the right to be retained in the employ of a Controlled Group Member or any right or interest in the Plan or the Trust Fund except as expressly provided herein.

17.6 Electronic Media. Notwithstanding any provision of the Plan to the contrary, including any provision which requires the use of a written instrument, to the extent permitted by applicable law, the Committee may establish procedures for the use of electronic media in communications and transactions between the Plan or the Committee and Participants and Beneficiaries. Electronic media may include, but are not limited to, electronic mail, the Internet, intranet systems and automated telephonic response systems.

17.7 Gender, Tense and Headings. Whenever any words are used herein in the masculine gender, they will be construed as though they were also used in the feminine gender in all cases where they would so apply. Whenever any words used herein are in the singular form, they will be construed as though they were also used in the plural form in all cases where they would so apply. Headings of Articles, Sections and subsections as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

17.8 Governing Law. The Plan will be construed and governed in all respects in accordance with applicable federal law and, to the extent not preempted by such federal law, in accordance with the laws of the State of Texas, including without limitation, the Texas statute of limitations, but without giving effect to the principles of conflicts of laws of such State.

Executed at Dallas, Texas, this                      day of February, 2008.

A. H. BELO CORPORATION

By
Name: Title:

APPENDIX A

PARTICIPATING EMPLOYERS

AS OF FEBRUARY     , 2008

A. H. Belo Corporation

Al Dia, Inc.

Belo Interactive, Inc.

The Dallas Morning News, Inc.

Denton Publishing Company

DFW Printing Company, Inc.

Press-Enterprise Company

The Providence Journal Company

Rhode Island Monthly Communications, Inc.

TDMN New Products, Inc.